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                                                                    Exhibit 99.1

                                  Certification

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Mine Safety Appliances Company (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 28, 2003                      /s/  John T. Ryan III
                                            -------------------------

                                            Name: John T. Ryan III
                                            Title: Chief Executive Officer

This certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by 18 U.S.C. (S) 1350 has been provided to Mine Safety Appliances Company and will be retained by Mine Safety Appliances Company and furnished to the Securities and Exchange Commission or its staff upon request.